Exhibit 99.1

NEWS RELEASE

PARSLEY ENERGY ANNOUNCES SECOND QUARTER 2015

FINANCIAL AND OPERATING RESULTS

Raises Production Guidance

AUSTIN, Texas, August 11, 2015 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) today announced financial and operating results for the quarter ended June 30, 2015. The Company has posted to its website a presentation that supplements the information in this release.

Second Quarter 2015 Highlights

•	Parsley increased net production to 22.2 MBoe/d, an increase of 18% over Q1 2015 and up 59% year-over-year.

•	The Company is raising full-year 2015 production guidance for the second consecutive quarter, up from a range of 20-21.5 MBoe/d to a range of 21.5-22.5 MBoe/d.

•	Parsley increased adjusted EBITDAX (as defined herein) by 48% quarter-over-quarter to $53.4 million in Q2 2015.

•	The Company placed five Wolfcamp B wells on production in the second quarter—three in Upton County and two in Reagan County—with an average initial production rate of 189 Boe/d per thousand completed feet, expanding Parsley’s portfolio of strong Wolfcamp wells.

•	The average 180-day cumulative production of all of Parsley’s Wolfcamp A and Wolfcamp B wells with sufficient data is above that implied by the 1 MMBOE EUR type curve the Company published last quarter, registering 131 MBOE when normalized to 7,000 completed feet.

•	Parsley has reduced horizontal drilling times by 30% over the last two quarters even as lateral lengths have increased by 18% over the same timeframe.

•	Faster drilling should enable the Company to complete 10 more horizontal wells this year than originally planned. Parsley now intends to complete 45-50 gross horizontal wells in 2015, up from the prior guidance range of 35-40 gross horizontal wells. The Company is currently running four horizontal rigs and plans to do so through the end of the year.

•	Parsley announced plans to appraise the horizontal development potential of its Trees Ranch prospect in the Southern Delaware Basin. The Company is currently participating in a non-operated horizontal well near the edge of its acreage in northwest Pecos County and plans to drill a horizontal well on its acreage later this year. Both wells will target the upper Wolfcamp interval. During the third quarter, Parsley also intends to drill its first Lower Spraberry well in the Midland Basin.

•	To accommodate higher planned drilling and completion activity in both the Midland Basin and the Southern Delaware Basin, the Company is raising its 2015 capital budget from the previously announced $250-$300 million to $325-$375 million.

•	Parsley continues to high-grade its asset base, divesting lower priority assets in Gaines County and bolting on 480 net acres in its Core area since the beginning of Q2 2015. These transactions netted the Company more than $4 million while adding approximately 30 horizontal drilling locations.

•	Through bolt-on acquisitions and acreage trades, Parsley extended the average lateral length of its horizontal drilling inventory by more than 300 feet.

•	Growth in oil volumes transported by pipeline contributed to a 6% decrease in transportation cost from May to June. The Company is currently transporting more than 5,000 net barrels of oil per day on the Medallion pipeline to Colorado City.

“Substantial production growth during a period of lower drilling and completion activity indicates that the leading initial production rates registered by our horizontal Wolfcamp wells are translating to strong cumulative production volumes, and also signals Parsley’s ability to maintain a rapid growth trajectory without adding rigs,” said Bryan Sheffield, Parsley Energy’s Chief Executive Officer. “Over the last three quarters we have grown production by 45% while reducing our average quarterly rig count from eleven to two. We are raising 2015 production guidance again and continue to believe that our back-half weighted 2015 development program positions us to excel in 2016. In the meantime, our healthy returns, ample liquidity, and significant hedge position enable us to flourish in a depressed commodity price environment.”

Second Quarter 2015 Financial Highlights

Revenue for the second quarter of 2015 was $77.9 million, up 41% from Q1 2015, reflecting higher production and commodity price realizations.

During the second quarter of 2015, the Company recorded a net loss attributable to its stockholders of $19.1 million, or $0.18 per weighted average share. Excluding non-recurring items on a tax-adjusted basis and adding back the non-controlling interest allocated to Class B stockholders, the adjusted net loss for the second quarter of 2015 was $1.8 million, or $0.01 per diluted share. Adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense (“adjusted EBITDAX” – a financial measure that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”)) for the second quarter of 2015 was $53.4 million, up 48% compared to the first quarter 2015. (Please see the supplemental financial information at the end of this news release for a reconciliation of the non-GAAP financial measures of adjusted net income and adjusted EBITDAX to GAAP financial measures.)

Lease operating expense (“LOE”) per BOE declined 5% versus Q1 2015 to $9.12 in Q2 2015. Parsley expects LOE per BOE to trend down to the original annual guidance range of $6.00-$7.00 in the near term, but is raising full-year 2015 guidance to $7.50-$8.50 per BOE to reflect higher reported expense year-to-date. General and administrative expense per BOE was $6.09 in Q2 2015 and depreciation, depletion, and amortization expense per BOE was $21.93 in the second quarter.

Parsley spent $74.9 million on development activities in Q2 2015, down 38% quarter-over-quarter.

At the end of Q2 2015, Parsley had $476 million of liquidity, consisting of $21 million of cash and an undrawn amount of $455 million on the Company’s revolver.

The Company remains well-hedged, with most of estimated oil production hedged this year, the majority of estimated oil volumes hedged in 2016, and a significant hedge position established in 2017.

Updated Full-year 2015 Guidance

2015 Guidance

Average net daily production (Boe/d)	21.5-22.5

Capital expenditures:
($ millions)
Drilling and completion	$285-325
Infrastructure and other	$40-$50
Total development expenditures	$325-$375

Drilling activity:
Gross horizontal wells completed (average working interest)	45-50 (85-90%)
Gross vertical wells completed (average working interest)	18-22 (85-90%)

Average Costs:
Lease operating expenses (per Boe)	$7.50-$8.50
General and administrative expenses (per Boe)	$6.00-$7.00
Production and ad valorem taxes (% of revenue)	6.0%-7.0%

Conference Call Information

Parsley Energy will host a conference call and webcast to discuss its results for the second quarter of 2015 on Wednesday, August 12 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Participants should call 412-902-0003 10 minutes before the scheduled time and request the Parsley Energy conference call. A telephone replay will be available through August 19 by dialing 201-612-7415 (passcode: 13613602). A live broadcast will also be available on the internet at www.parsleyenergy.com under the “Investor Relations” section of the website. A replay will be available shortly after the call. The Company has also posted to its website a presentation that supplements the information in this release.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Forward Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in our filings with the SEC, including our Annual Report on Form 10-K. The risk factors and other factors noted in our SEC filings could cause our actual results to differ materially from those contained in any forward-looking statement.

Contact Information

Brad Smith, CFA

Parsley Energy, Inc.

Vice President, Corporate Strategy and Investor Relations

ir@parsleyenergy.com

(512) 505-5199

Dennard ● Lascar Associates

Jack Lascar, jlascar@dennardlascar.com

Lisa Elliott, lelliott@dennardlascar.com

(713) 529-6600

- Tables to Follow -

Parsley Energy, Inc.

Selected Operating Data

(Unaudited)

	Quarter Ended
	June 30,	March 31,	June 30,
	2015	2015	2014

Net production volumes:
Oil (MBbls)	1,183	1,009	654
Natural gas (MMcf)	2,698	2,302	2,020
NGLs (MBbls)	392	310	283

Total (Mboe)	2,025	1,703	1,274

Average net daily production (Boe/d)	22,249	18,919	13,995

Average sales prices(1):
Oil, without realized derivatives (per Bbl)	$53.61	$43.30	$94.40
Oil, with realized derivatives (per Bbl)	60.78	55.71	91.74
Natural gas, without realized derivatives (per Mcf)	2.48	3.02	4.82
Natural gas, with realized derivatives (per Mcf)	2.65	3.22	4.90
NGLs (per Bbl)	19.76	14.73	38.31

Total, without realized derivatives (per Boe)	$38.45	$32.42	$64.63
Total, with realized derivatives (per Boe)	$42.86	$40.04	$63.40

Average costs (per Boe):
Lease operating expenses	$9.12	$9.63	$7.59
Production and ad valorem taxes	2.68	2.64	4.33
Depreciation, depletion, and amortization	21.93	21.95	16.05
General and administrative expenses	6.09	6.74	5.59

(1)	Average prices shown in the table include transportation and gathering costs and reflect prices both before and after the effects of our realized commodity hedging transactions. Our calculation of such effects includes both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period.

Parsley Energy, Inc.

Condensed Consolidated Statements of Income

(Unaudited, in thousands, except per share data)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenues
Oil sales	$63,418	$61,735	$107,106	$107,563
Natural gas sales	6,696	9,728	13,652	14,772
Natural gas liquids sales	7,746	10,841	12,313	17,699

Total revenues	77,860	82,304	133,071	140,034
Operating Expenses
Lease operating expenses	18,464	9,668	34,862	16,686
Production and ad valorem taxes	5,431	5,511	9,926	8,483
Depreciation, depletion and amortization	44,407	20,446	81,788	38,838
General and administrative expenses	12,325	7,127	23,969	14,888
Exploration costs	1,515	—	4,734	—
Incentive unit compensation	—	50,559	—	51,088
Stock based compensation	2,112	294	3,753	294
Accretion of asset retirement obligations	221	117	470	209
Rig termination	3,870	—	8,970	—
Other operating expenses	23	—	23	—

Total operating expenses	88,368	93,722	168,495	130,486

Gain on sale of property	1,031	—	1,031	—

Operating Income (Loss)	(9,477)	(11,418)	(34,393)	9,548

Other Income (Expense)
Interest expense, net	(10,672)	(9,906)	(22,210)	(17,834)
Prepayment premium on extinguishment of debt	—	—	—	(5,107)
Derivative loss	(17,733)	(14,353)	(10,591)	(20,029)
Other income (expense)	1,486	(18)	1,766	260

Total other income (expense), net	(26,919)	(24,277)	(31,035)	(42,710)

Loss Before Income Taxes	(36,396)	(35,695)	(65,428)	(33,162)
Income Tax Benefit (Expense)	10,216	(1,794)	15,690	(2,339)

Net Loss	(26,180)	(37,489)	(49,738)	(35,501)

Less: Net Income (Loss) Attributable to Noncontroling Interest	7,051	(1,157)	13,585	(1,157)

Net Income (Loss) Attributable to Parsley Energy Inc. Stockholders	(19,129)	(38,646)	(36,153)	(36,658)

Net loss per common share:
Basic	($0.18)	($1.19)	($0.35)	($2.27)
Diluted	($0.18)	($1.19)	($0.35)	($2.27)
Weighted average common shares outstanding:
Basic	108,058	32,453	104,684	16,136
Diluted	108,058	32,453	104,684	16,136

Parsley Energy, Inc.

Condensed Consolidated and Combined Balance Sheets

(Unaudited, in thousands)

	June 30, 2015	December 31, 2014

Cash and cash equivalents	$21,098	$50,550
Other current assets	81,263	153,611

Total current assets	102,361	204,161

Total property, plant and equipment, net	1,926,901	1,760,862
Total noncurrent assets	46,500	86,056

Total Assets	$2,075,762	$2,051,079

Total current liabilities	$174,732	$220,865
Long-term debt	601,239	676,845
Other noncurrent liabilities	133,779	160,880

Total noncurrent liabilities	735,018	837,725

Total liabilities	909,750	1,058,590
Total equity	1,166,012	992,489

Total Liabilities and Shareholders’ equity	$2,075,762	$2,051,079

Parsley Energy, Inc.

Condensed Consolidated and Combined Statements of Cash Flows

(Unaudited, in thousands)

	Six Months Ended
	June 30,
	2015	2014

Cash flows from operating activities
Net income (loss)	$(49,738)	$(35,501)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash and other items	122,915	87,080
Changes in operating assets and liabilities	5,450	2,014

Net cash provided by operating activities	$78,627	$53,593

Net cash used in investing activities	$(255,938)	$(527,698)

Financing activities:
Net proceeds from long-term debt	$(76,072)	$116,492
Issuance of common stock	223,931	861,739

Net cash provided by financing activities	$147,859	$978,231

Net decrease in cash and cash equivalents	$(29,452)	$504,126
Cash and cash equivalents, beginning of period	50,550	19,393

Cash and cash equivalents, end of period	$21,098	$523,519

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDAX

Adjusted EBITDAX is not a measure of net income as determined by United States generally accepted accounting principles (“GAAP”). Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated and combined financial statements, such as industry analysts, investors, lenders and rating agencies. We define adjusted EBITDAX as net income before depreciation, depletion, amortization, and exploration expense, gain (loss) on sales of oil and natural gas properties, asset retirement obligation accretion expense, non-cash stock based compensation, incentive unit compensation, interest expense, income tax expense, rig terminations, prepayment premium on extinguishment of debt, gain (loss) on derivative instruments, net cash receipts (payments) on settled derivative instruments, and premiums (paid) received on options that settled during the period.

Management believes adjusted EBITDAX is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of adjusted EBITDAX. Our computations of adjusted EBITDAX may not be comparable to other similarly titled measures of other companies. We believe that adjusted EBITDAX is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet debt service requirements.

The following table presents a reconciliation of adjusted EBITDAX to the GAAP financial measure of net income for each of the periods indicated.

Parsley Energy, Inc.

Adjusted EBITDAX

(Unaudited, in thousands)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2015	2014	2015	2014

Adjusted EBITDAX reconciliation to net income:
Net income attributable to Parsley Energy, Inc. stockholders’	$(19,129)	$(38,646)	$(36,153)	$(36,658)
Net income attributable to noncontrolling interests	(7,051)	1,157	(13,585)	1,157
Depreciation, depletion and amortization	44,407	20,446	81,788	38,838
Exploration costs	1,515	—	4,734	—
Gain on sale of property	(1,031)	—	(1,031)	—
Asset retirement obligation accretion expense	221	117	470	209
Non-cash stock based compensation	2,112	294	3,753	294
Incentive unit compensation	—	50,559	—	51,088
Interest expense, net	10,672	9,906	22,210	17,834
Income tax (benefit) expense	(10,216)	1,794	(15,690)	2,339
Rig termination	3,870	—	8,970	—
Prepayment premium on extinguishment of debt	—	—	—	5,107
Derivative (income) loss	17,733	14,353	10,591	20,029
Net cash receipts (payments) on settled derivative instruments	8,071	266	21,267	246
Premiums (paid) received on options that settled during the period	2,181	(1,834)	2,045	(3,095)

Adjusted EBITDAX	$53,355	$58,412	$89,369	$97,388

Adjusted Net Income

Adjusted net income is a performance measure used by management to evaluate financial performance, prior to non-cash gains or losses on derivatives, cash received (paid) for derivative settlements, premiums (paid) received on options that settled during the period, gains on sale of property, incentive unit compensation, exploration costs, acquisition costs, rig termination costs, noncontrolling interests, and changes in estimated income tax benefit. It should not be considered an alternative to consolidated net income, operating income, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net income.

Parsley Energy, Inc.

Adjusted Net Income and Earnings Per Share

(Unaudited, in thousands, except per share data)

	Three months ended	Six months ended
	June 2015	June 2015
Net loss attributable to Parsley Energy Inc. stockholders	$(19,129)	$(36,153)
Derivative loss	17,733	10,591
Net cash received (paid) for derivative settlements	8,071	21,267
Net premiums (paid) received on options that settled during the period	2,181	2,045
Gain on sale of property	(1,031)	(1,031)
Exploration costs	1,515	4,734
Rig termination costs	3,870	8,970
Noncontrolling interest	(7,051)	(13,585)
Change in estimated income tax benefit	(7,975)	(11,706)

Adjusted net loss	$(1,816)	$(14,868)

Weighted average diluted shares outstanding	140,444	137,042

Adjusted net loss per diluted share	$(0.01)	$(0.11)

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